Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

MODULAR MEDICAL, INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.005 per share	(1)	457(o)		$	$12,000,000.00	0.0001381	$1,657.20
Fees to be Paid	Equity	Pre-funded warrants to purchase common stock	(2)	457(o)
Fees to be Paid	Equity	Common stock issuable upon exercise of the pre-funded warrants	(3)	Other
Fees to be Paid	Equity	Common warrants to purchase common stock	(4)	Other
Fees to be Paid	Equity	Common stock issuable upon exercise of the common warrants	(5)	457(o)		$	$12,000,000.00	0.0001381	$1,657.20

Total Offering Amounts:							$24,000,000.00		3,314.40
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$3,314.40

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the common stock of the registrant underlying the common warrants are registered hereby, no separate registration fee is required with respect to the common warrants registered hereby.

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(5)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.